[PLATO LEARNING LOGO]
                                                           FOR IMMEDIATE RELEASE

                              CONTACT: JOHN MURRAY -- CHAIRMAN, PRESIDENT & CEO GREG MELSEN -- CFO
                                        STEVE SCHUSTER -- VP & TREASURER
                                        952.832.1000

                              PLATO LEARNING, INC.
                     PROVIDES UPDATED FINANCIAL GUIDANCE FOR
                       THIRD QUARTER AND FISCAL YEAR 2004

MINNEAPOLIS, MN -- AUGUST 11, 2004 -- PLATO Learning, Inc. (NASDAQ: TUTR), a leading provider of K-Adult computer-based and e-learning solutions, announced today that it expects revenues for the third fiscal quarter ended July 31, 2004 to total approximately $40.0 million to $41.0 million. The Company presently anticipates its revenues for the fiscal year ending October 31, 2004 will be in the range of $143.0 million to $147.0 million. As a result, net earnings will also be less than anticipated, but are expected to benefit from the Company's continued leverage of operations.

Revenues and operating results for the third quarter ended July 31, 2004 will be announced on August 26, 2004 following completion of the Company's regular quarterly closing and analysis procedures and review by the Company's independent auditors. Final results could vary from those currently projected.

John Murray, Chairman, President and CEO, said, "Despite strong sales order intake and several large wins in what continues to be a challenging environment, our revenue results for the third quarter fell below our expectations. The shortfall was primarily driven by market conditions which in turn resulted in a product mix significantly different from that planned. While disappointing in the short term, this results in an increase in deferred revenue which provides greater visibility into future revenues. We have also now merged the PLATO Learning and former Lightspan order processing systems and procedures, which will be of long-term benefit. Unfortunately, some of our third quarter transactions contained terms inconsistent with our policies and could not be recognized as revenue. Our challenge now is to maximize our combined selling opportunities and effectively utilize our processes and systems. Finally, during these tough economic times, we continue to tighten our revenue recognition policies and are taking revenue only on a cash basis for an increasing number of deals."

Mr. Murray continued, "Our license fee, subscription and services revenue categories are all expected to show growth. However, our hardware and other revenue declined in the third quarter relative to the second quarter 2004 revenue and the third quarter 2003 pro forma revenue, assuming Lightspan had been combined with PLATO Learning in the third quarter of 2003. Our other financial measurements are expected to improve, including progress in our accounts receivable metrics. Cash and marketable securities are approximately $31 million at July 31, 2004, up more than $9 million from the April 30, 2004 balances. Most importantly, we have significantly leveraged our operations to yield substantial improvement in operating profits and cash flows which is very noteworthy when compared to the pro forma combined results of PLATO Learning and Lightspan."

Mr. Murray added, "While these recent results have also caused us to reduce our projected revenues and results of operations for the full fiscal year, we remain optimistic about fourth quarter performance and should end the year with growth in excess of the overall market. Our focus is on maximizing profitable revenue growth to enhance shareholder value. While we believe the school spending environment remains soft, especially as state budgets are being finalized, funding is available for quality products that deliver measurable results. We believe PLATO Learning's product and service offerings and business model are the best in the industry and continue to be optimistic about our potential for future revenue and earnings growth."

USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures used in this press release present certain combined operations as if Lightspan had been acquired as of November 1, 2002. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. PLATO Learning's management views these non-GAAP financial measures to be helpful in assessing the Company's progress in integrating the operations of Lightspan. In addition, these non-GAAP financial measures facilitate management's internal comparisons to PLATO Learning's historical operating results and comparisons to competitors' operating results. PLATO Learning includes these non-GAAP financial measures in its earnings announcement because the Company believes they are useful to investors in allowing for greater transparency related to supplemental information used by management in its financial and operational analysis.

QUARTERLY CONFERENCE CALL
A conference call to discuss this announcement is scheduled for today at 3:30 PM
(CDT). The dial-in number for this call is 1-877-775-1746. Please call ten minutes prior to the start of the call and inform the operator you are participating in PLATO Learning's call. Should you be unable to attend the live conference call, a recording will be available to you from 4:30 p.m. on August 11, 2004, through midnight August 20, 2004. To access the recording call:
1-800-642-1687. At the prompt, enter pass code number 9405114.

ABOUT PLATO LEARNING
PLATO Learning, Inc. is a leading provider of computer-based and e-learning instruction for kindergarten through adult learners, offering curricula in reading, writing, math, science, social studies, and life and job skills. The company also offers innovative online assessment and accountability solutions and standards-based professional development services. With over 6,000 hours of objective-based, problem-solving courseware, plus assessment, alignment and curriculum management tools, we create standards-based curricula that facilitate learning and school improvement.

With trailing 12-month revenues of approximately $112 million, PLATO Learning, Inc. is a publicly held company traded as TUTR on the NASDAQ-NMS. PLATO(R) Learning educational software is marketed to K-12 schools and colleges. We also sell to job training programs, correctional institutions, military education programs, corporations and individuals and delivered via networks, CD-ROM, the Internet and private intranets.

PLATO Learning is headquartered at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, (952) 832-1000 or (800) 869-2000. The Company has domestic offices throughout the United States and international offices in the United Kingdom and Canada. International distributors are located in Puerto Rico, Singapore, South Africa and the United Arab Emirates. The Company's Web address is http://www.plato.com.

This announcement includes forward-looking statements. PLATO Learning has based these forward-looking statements on its current expectations and projections about future events. Although PLATO Learning believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. PLATO Learning undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward looking statements made are subject to the risks and uncertainties as those described in the Company's Annual Report on Form 10-K for the year ended October 31, 2003. Actual results may differ materially from anticipated results.

(R) PLATO is a registered trademark of PLATO Learning, Inc. PLATO Learning is a trademark of PLATO Learning, Inc.



                                       2